UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023 (January 10, 2023)

Token Communities Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-55489	81-3709511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4802 Lena Road, Unit 105

Bradenton, Florida, 34211

(Address of principal executive offices)(Zip Code)

(631) 397-1111

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 10, 2023 Token Communities Ltd. (the “Company”) entered into a Stock Purchase Agreement with Elements of Health and Wellness, Inc., a company incorporated in the Florida ("Elements") whereby the Company acquired ninety shares of common stock of Elements (which represents ninety percent of the outstanding shares of common stock of Elements) in exchange for the issuance of a promissory note in the principal amount of Two Hundred Twenty Five Thousand Dollars ($225,000) (the “Note”). The Note provides for a term of five years and bears interest at a rate of three percent per annum. The transactions set forth above closed on January 10, 2023. As a result of the closing of transaction set forth above, Elements has become a subsidiary of the Company and the Company has expanded its business operations into the health and wellness sector.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The Company will file the financial statements required by Item 9.01 (a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K required to be filed.

(b)	Pro Forma Financial Information

The Company will file the pro-forma financial statement required by Item 9.01 (b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

The following documents are filed as Exhibits:

Exhibit	Description
10.1	Stock Purchase Agreement Between Elements of Health and Wellness, Inc., and Token Communities Ltd. dated as of January 10, 2023.
104	Cover Page Interactive Date File (embedded within the Inline XRBL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 11, 2023	By:	/s/ David Chen
David Chen
President

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